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                                                                      Exhibit 21


                               Avista Corporation

                           SUBSIDIARIES OF REGISTRANT

           Subsidiary                                      State of Incorporation
           ----------                                      ----------------------
    Avista Capital, Inc.                                         Washington

    Avista Advantage, Inc.                                       Washington

    Avista Communications, Inc.                                  Washington

    Avista Development, Inc.                                     Washington

    Avista Energy, Inc.                                          Washington

    Avista Laboratories, Inc.                                    Washington

    Avista Power LLC                                             Washington

    Avista Services, Inc.                                        Washington

    Avista Turbine Power, Inc.                                   Washington

    Avista Ventures, Inc.                                        Washington

    Pentzer Corporation                                          Washington

    WWP Receivables Corp.                                        Washington